Exhibit 10.3

INTERCOMPANY BUSINESS SERVICES AGREEMENT

DATED DECEMBER 30, 2016

BY AND BETWEEN

ADVANTAGE INSURANCE SERVICES LLC

AND

ADVANTAGE INSURANCE INC.

ADVANTAGE BUSINESS INSURANCE COMPANY I.I.

ADVANTAGE INTERNATIONAL BANK CORP.

ADVANTAGE LIFE ASSURANCE I.I.

ADVANTAGE LIFE PUERTO RICO A.I.

U.S. COMMONWEALTH LIFE, A.I.

THOSE OTHER PARTIES EXECUTING AN EXECUTION SUPPLEMENT FROM TIME TO TIME

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THIS INTERCOMPANY BUSINESS SERVICES AGREEMENT (“Agreement”) is made the 30th day of December 2016 with effect from January 1, 2016.

BY AND BETWEEN,

ADVANTAGE INSURANCE SERVICES LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico 00918 (“AIS”); and

ADVANTAGE INSURANCE INC., a company organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico 00918 (“AII”);

ADVANTAGE LIFE ASSURANCE I.I., an international stock insurer organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico, 00918 (“ALAI”);

ADVANTAGE LIFE PUERTO RICO A.I., an international stock insurer organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico, 00918 (“ALPR”);

ADVANTAGE BUSINESS INSURANCE COMPANY I.I., an international stock insurer organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico, 00918 (“ABIC”);

U.S. COMMONWEALTH LIFE, A.I., an international stock insurer organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico, 00918 (“USCL”);

ADVANTAGE INTERNATIONAL BANK CORP., an international financial entity organized under the laws of the Commonwealth of Puerto Rico and having its principal place of business at American International Plaza, 250 Muñoz Rivera Avenue, Suite 710, San Juan, Puerto Rico, 00918 (“AIBC”).

AII, AIS, ALAI, ALPR, ABIC, USCL and AIBC being each referred to herein as a “Party” and collectively, the “Parties”.

WHEREAS, AIS has been authorized to provide a broad range of eligible administrative services, including specialized captive management and intermediation services to international insurers and international financial and banking entities established in Puerto Rico, their protected cells and segregated asset plans, insurers located outside Puerto Rico and other companies and persons under a tax decree issued by the Puerto Rico Department of Economic Development and Commerce pursuant to Act No. 20 of January 17, 2012, as amended;

WHEREAS the Parties are under common ownership and have various operational interactions;

WHEREAS the Parties wish to establish the basis under which AIS may provide support services to each of the other Parties;

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this Agreement. The schedules form part of this Agreement.

1.2	The headings in this Agreement do not affect its interpretation.

1.3	Words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa.

1.4	The singular includes the plural and vice versa and any gender includes all genders.

1.5	Any reference in this Agreement to a statutory provision shall include that provision and any regulation made in pursuance thereof as from time to time modified or re-enacted, whether before or after the date of this Agreement.

2.	SERVICES

2.1	AIS hereby agrees that it may, from time to time and upon the request of another Party, provide services to such Party as may be requested of AIS. Such services (each a “Service”) may include, but are not limited to:

(a)	general business management services;

(b)	accounting services;

(c)	human resource consulting services;

(d)	general advisory services; and

(e)	such other services in the ordinary or extraordinary course of the business of the Parties as may be requested from time to time.

2.2	A request for a Service may be made, accepted and/or confirmed in writing, including by e-mail.

3.	TERM

3.1	This Agreement shall commence with an effective date of January 1, 2016 (the “Commencement Date”) and shall continue until it is terminated in accordance with clause 8.

3.2	For any Party requiring approval of a regulatory or other government authority to enter into this Agreement, the individual Commencement Date for such Party will be adjusted to reflect the first day following receipt of such regulatory approval.

4.	FEES AND EXPENSES

4.1	Each Party requesting one or more Services or otherwise receiving the benefit of one or more Services (each a “Client”) shall pay to AIS such fee or fees as may be agreed from time to time (in each case, a “Fee”). For further clarity, a Fee may be in the form of a fixed fee, specific fee for a particular Service, or may be a recurring Fee for ongoing Services.

4.2	A Fee may be agreed in advance of the performance of a Service, or after such Service has been provided.

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4.3	AIS shall charge applicable Fees by delivering a written invoice to the Party obligated to pay such Fee. Unless otherwise specifically stated in any request for Service or in any invoice for such Service, each Service provided by AIS to a Party shall be charged at the cost of providing such Service by AIS plus a margin of profit equal to 15% of such cost.

4.4	Disbursements, such as but not limited to, airfare, hotel accommodation, reasonable travel expenses, licensing fees and other costs incurred by AIS on behalf of a Client shall be reimbursed by the Client upon request of AIS.

4.5	AIS and a Client may at any time agree, but will be under no obligation, to set-off Fees and/or disbursements respectively due and owed to each other.

5.	CONFIDENTIALITY

5.1	Each Party (“Recipient”) undertakes to each other Party (“Disclosing Party”) to treat as confidential all information in any medium or format (whether marked “confidential” or not) which the Recipient receives from the Disclosing Party either directly or from any person, firm, company or organization associated with the Disclosing Party, which concerns the information exchanged between the parties to date, and/or the business or operations of any or all of the Disclosing Party and its Affiliates (“Affiliates” is defined, with respect to any Disclosing Party, Client or Recipient, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Disclosing Party, Client or Recipient) (“Confidential Information”).

5.2	The Recipient may only use the Confidential Information for the purposes of this Agreement. The Recipient may, with the Disclosing Party’s prior written consent (not to be unreasonably withheld or delayed), provide its employees, directors and professional advisers and its Affiliates and the employees, directors and professional advisers of the Client’s Affiliates (“Permitted Users”) with access to the Confidential Information on a strict “need-to-know” basis only. The Recipient shall ensure that each of its Permitted Users is bound to hold all Confidential Information in confidence to the standard required under this Agreement. Where a Permitted User is not an employee or director of the Recipient or one of its Affiliates (and is not under a professional duty to protect confidentiality) the Recipient shall ensure that the Permitted User shall enter into a written confidentiality undertaking with the Recipient on substantially equivalent terms to this Agreement, a copy of which shall be provided to the Disclosing Party upon request.

5.3	The Recipient shall, at the request of the Disclosing Party, destroy or return any information received by it from the Disclosing Party up to the termination of this Agreement in accordance with clause 8.

5.4	This clause 5 shall not apply to any information which:

(a)	enters the public domain other than as a result of a breach of this clause;

(b)	is received from a third party which is under no confidentiality obligation in respect of that information;

(c)	is required to be disclosed by law, any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, in which case the Recipient shall give the Disclosing Party prompt advance written notice of the disclosure (where lawful and practical to do so) so that the Disclosing Party has sufficient opportunity (where possible) to prevent or control the manner of disclosure by appropriate legal means; or

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(d)	is made by the Recipient with the prior written consent of the Disclosing Party.

5.5	This clause 5 shall remain in full force and effect notwithstanding any termination of or withdrawal from this Agreement.

6.	COMPLIANCE

6.1	AIS hereby covenants and agrees that in providing the Services, it shall do all things necessary to ensure that it remains in compliance with all applicable laws and regulations.

7.	BOOKS AND RECORDS; INTELLECTUAL PROPERTY

7.1	Each Party shall retain ownership of their own books and records, notwithstanding that such books and records may be prepared, maintained, disclosed and/or utilized by another Party.

7.2	Subject to any agreement to the contrary, each Party agrees that the exclusive ownership of all intellectual property developed as a consequence of the Services provided pursuant to this Agreement, including such intellectual property that is derived from existing data, information or processes (but not the original data, information or processes), shall be retained by the Party, or jointly by the Parties, that (through their employees, officers, agents or consultants) developed such intellectual property.

8.	WAIVER & INDEMNITY

8.1	Each Client hereby agrees to indemnify and hold harmless AIS (which, for the purposes of this clause 8.1 shall include the AIS’s employees, officers, directors and agents), from any and all liability, costs, claims, fees, damages and other sums paid by AIS (collectively a “Loss”) arising out of or in relation to (whether directly or indirectly and under any theory of law) the provision of the Services by AIS unless such Loss is caused by a fraudulent act of AIS or solely and directly by the gross negligence of AIS.

8.2	Under no circumstance and under no theory of law, shall AIS be liable to any Client for any amount in excess of the actual amount of Fees paid by the Client to such AIS in the twelve (12) months immediately preceding any claim for Loss brought by a Client.

8.3	Nothing in this Agreement or the indemnity provided herein shall diminish any other indemnity or limitation of liability provided by any other document that is applicable to AIS in respect of the Client.

9.	TERMINATION

9.1	This Agreement may only be terminated:

(a)	with the express written consent of all Parties; or

(b)	by the unilateral action of AIS;

in each case above, for any reason or no reason, without liability to the Parties, and upon thirty (30) days prior written notice to the Parties, or such other notice period as the Parties may agree.

9.2	Any Party, except AIS, may withdraw from this Agreement for any reason or no reason upon thirty (30) days prior written notice. Such withdrawal from this Agreement shall not have the effect of terminating this Agreement in respect of the other Parties, but will have the effect of relieving the withdrawing Party from its obligations to the other Parties and relieving the other Party´s (ies) obligation/s to the withdrawing Party, except for such provisions of this Agreement that are designated to survive termination of, or withdrawal of a Party from, this Agreement.

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9.3	Termination of, or a Party’s withdrawal from, this Agreement shall not affect any accrued rights or liabilities of a Party, nor shall it affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into force or continue in force on or after termination, including without limitation the provisions of clause 5 and clause 8.

10.	NOTICES

10.1	Any notice given hereunder shall be in writing and may be delivered by hand, email, fax or by courier delivery service to:

Advantage Insurance Inc.

American International Plaza

250 Muñoz Rivera Avenue, Suite 710

San Juan, Puerto Rico 00918

Advantage Insurance Services LLC	Advantage Life Assurance I.I.
American International Plaza	American International Plaza
250 Muñoz Rivera Avenue, Suite 710	250 Muñoz Rivera Avenue, Suite 710
San Juan, Puerto Rico 00918	San Juan, Puerto Rico, 00918

Advantage Life Puerto Rico A.I.	Advantage International Bank Corp.
American International Plaza	American International Plaza
250 Muñoz Rivera Avenue, Suite 710	250 Munoz Rivera Avenue, Suite 710
San Juan, Puerto Rico, 00918	San Juan, Puerto Rico, 00918

Advantage Business Insurance Company I.I.	U.S Commonwealth Life, A.I.
American International Plaza	American International Plaza
250 Muñoz Rivera Avenue, Suite 710	250 Muñoz Rivera Avenue, Suite 710
San Juan, Puerto Rico, 00918	San Juan, Puerto Rico, 00918

10.2	Notices by emails shall be deemed to be received on the day on which they are sent, with proof of successful transmission of such email. Notices given by hand shall be deemed to have been given on delivery.

11.	ASSIGNMENT

11.1	Neither the benefit nor the burden of this Agreement shall be assigned by any Party except with the written consent of the other Parties hereto.

12.	GENERAL

12.1	Notwithstanding anything to the contrary provided in this Agreement, the Parties agree to comply, as applicable, with: (i) the insurance laws of Puerto Rico governing such Party’s international insurance operations, and to cooperate with the Office of the Commissioner of Insurance of Puerto Rico with respect to any investigation or examination of such Party; and (ii) the banking laws of Puerto Rico governing such Party´s international banking operations, and to cooperate with the Office of the Commissioner of Financial Institutions with respect to any investigation or examination of such Party.

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12.2	Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorized representatives of each of the Parties. As applicable, any such amendment shall be submitted to the Office of the Commissioner of Insurance and/or the Office of the Commissioner of Financial Institutions for its approval, if so required.

12.3	If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

12.4	This Agreement contains the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersedes all previous agreements between the parties relating to those transactions.

13.	FORCE MAJEURE

13.1	Notwithstanding any other provision contained in this Agreement, no Party shall be liable for any action taken, delay or any failure to take any action required to be taken hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action, delay or such failure arises out of or is caused by or directly or indirectly due to war, act of terrorism, insurrection, riot, labour disputes, civil commotion, act of God, accident, fire, water damage, explosion, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control or the reasonable control of any delegate or securities system. The non-performing Party shall use all reasonable efforts to minimize the effect of any force majeure. In any such event, the non-performing Party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

14.	COUNTERPARTS; FACSIMILE; PDF

14.1	This Agreement may be executed and delivered by facsimile signature or portable document format (.pdf) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.	GOVERNING LAW AND JURISDICTION

15.1	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico and each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of the Commonwealth of Puerto Rico over any claim or matter arising under or in connection with this Agreement.

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THIS AGREEMENT has been signed on behalf of the parties by their duly authorized representatives on the date which appears on the first page.

ADVANTAGE INSURANCE INC.

By: Walter C. Keenan

ADVANTAGE INSURANCE SERVICES LLC	ADVANTAGE LIFE ASSURANCE I.I.

By: Walter C. Keenan	By: Eric A. Miller

ADVANTAGE LIFE PUERTO RICO A.I.	ADVANTAGE INTERNATIONAL BANK CORP.

By: Eric A. Miller	By: Eduardo Colón

ADVANTAGE BUSINESS INSURANCE COMPANY I.I.	U.S COMMONWEALTH LIFE, A.I.

By: Eric A. Miller	By: Hugo Córdova

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